Exhibit 99.1

TOMOTHERAPY INCORPORATED
2000 STOCK OPTION PLAN

As Amended and Restated May 23, 2001

     1. Purpose. The purpose of the TomoTherapy Incorporated 2000 Stock Option Plan (the “Plan”) is to provide favorable opportunities to certain employees, directors, and advisors of TomoTherapy Incorporated, (the “Company”) to acquire or increase their stock ownership in the Company, to provide an incentive to such individuals to promote the financial success of the Company, and to enable the Company to attract and retain personnel necessary for growth and profitability.

     Pursuant to the Plan, options to purchase the Company’s common stock (“Options”) may be granted by the Company. Options granted under the Plan may be either “Incentive Stock Options,” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options which do not meet the requirements of Section 422(b) of the Code, herein referred to as “Nonqualified Stock Options.”

     2. Effective Date and Term of Plan. The Plan shall be effective as of the 15th day of August, 2000 and shall continue for a period of ten years thereafter unless sooner terminated as provided in Paragraph 16.

     3. Approval of Shareholders. The Plan is subject to the approval of the shareholders of the Company. If it is not so approved on or before one year after the date of adoption of the Plan by the Board of Directors, the Plan shall not come into effect and any options granted pursuant to the Plan shall be deemed cancelled. No Option may be exercised prior to approval of the Plan by the shareholders.

     4. Stock Subject to Plan. Only common stock, with $.01 par value per share, of the Company (“Common Stock”) may be issued pursuant to options granted under this Plan (the “Shares”). The maximum number of shares of Common Stock that may be issued pursuant to the exercise of options granted under the Plan is 5,694 shares, subject to any adjustments provided in Paragraph 15, all of which may be Incentive Stock Options. The shares may be authorized and unissued, or issued and reacquired shares, as the Board of Directors may determine. Shares with respect to which Options are not exercised prior to termination shall be available for future grants under the Plan.

     5. Administration. The Plan shall be administered by the Board of Directors of the Company or a committee of the Board of Directors (the “Administrator”). Subject to the express provisions of the Plan, the Administrator shall have complete authority in its discretion, to determine those persons (“Participants”) to whom Options shall be granted, the option price, the option periods and the number of shares to be subject to each Option. Subject to the express provisions of the Plan, the Administrator shall also have the authority in its discretion to prescribe the time or times at which Options may be exercised, the limitations upon the exercise of Options (including limitations effective upon the death, disability or termination of employment of any Participant) and the restrictions, if any, to be imposed upon the transferability of shares acquired upon exercise of Options. In making such determinations, the Administrator may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and such other factors as the Administrator in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Administrator shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements (which need not be identical), to determine whether the shares delivered upon exercise of Options will be treasury shares or will be authorized but previously unissued shares and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s determinations on the matters referred to in this paragraph shall be conclusive. Options granted pursuant to the Plan shall be evidenced by stock option agreements between the Company and the Participant to whom the Options are granted (the “Option Agreement”), in such form as the Administrator shall from time to time adopt.

     6. Eligibility. An Option may be granted under the Plan to those current or prospective employees, directors, and advisors designated as eligible to participate by the Administrator (the “Participants”). The Administrator shall inform each individual so designated of his or her eligibility to participate in the Plan. Participation in the Plan shall be entirely voluntary. The foregoing notwithstanding, only employees of the Company are eligible to receive Incentive Stock Options.

     7. Option Price. The option price per share will be determined by the Administrator at the time each Option is granted, but the price for an Incentive Stock Option shall not be less than 100% of the fair market value as determined by the Administrator of a share of Common Stock on the date of grant. If an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the grant, the option price per share shall not be less than 110% of its fair market value.

     8. Option Periods. The term of each Option will be for such period as the Administrator shall determine; provided, however, that for an Incentive Stock Option, the term shall not exceed ten years from the date of grant, and further provided that if an Incentive Stock Option is granted to a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company on the date of the grant, the term of such Option shall not exceed five years from the date of grant. An Option shall be considered granted on the date the Administrator acts to grant the Option or such later date as the Administrator shall specify. Each Option shall be subject to earlier termination as described under Paragraphs 13 and 16.

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     9. Exercise of Options. Each Option may be exercised at any time during the option period for such Option (subject to the restrictions in this paragraph, in Paragraph 13 and in the Option Agreement) by written notice delivered to an officer of the Company, stating the number of shares with respect to which the Option is being exercised. In no event shall the Company be required to issue fractional shares to a Participant.

     10. Payment for Shares. The Shares that may be purchased under an Option shall be paid in full at the time of the exercise (i) in cash, (ii) if permitted by the Administrator, by means of tendering shares of Common Stock, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at fair market value on the date of exercise, or (iii) any combination thereof. Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire option price for the shares so purchased, certificates for such shares shall be delivered to the Participant. Such certificates shall bear a legend on the reverse side reflecting the transfer restrictions described in Paragraph 11. A holder of an Option shall have none of the rights of a shareholder until the shares are issued to him or her.

     11. Transfer Restrictions. Options under the Plan are not transferable by a Participant other than by will or the laws of descent or distribution, and may be exercised during the lifetime of a Participant only by such Participant. Shares of common stock purchased under the Plan are governed by, and may not be sold or otherwise disposed of except in compliance with (i) the Company’s Bylaws; (ii) the registration requirements of the Securities Act of 1933 and any applicable state securities laws (unless such transaction is, in the opinion of counsel for the Company, exempt from registration under such Act and laws), and (iii) the restrictions contained in a shareholder agreement dated as of the date shares are issued to the Participant, which agreement shall be substantially in the form of an agreement to be attached to the Participant’s Option Agreement. The Participant shall execute such documents as may be required by the Company to become a party to such shareholder agreement.

     12. Exercise Limits. If the aggregate fair market value (determined as of the date the Option is granted) of any option shares that become exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, then the option for the first $100,000 worth of option shares to become exercisable in such calendar year will be an Incentive Stock Option and the option for the amount in excess of $100,000 that become exercisable and are exercised in that calendar year will be Nonqualified Stock Options.

     13. Termination of Employment.

       (a) If the employment of a Participant terminates, or service to the Company by a non-employee terminates, other than pursuant to paragraphs (b) through (d) of

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this Section 13, all unvested Options shall immediately terminate and all vested but unexercised, deferred or unpaid Options shall terminate three (3) months after such termination of employment or service, unless the Administrator agrees to extend this period, in which case such extension will render those Options Nonqualified Stock Options. During the three (3) month period described herein, the Options shall be exercisable only to the extent provided in the Option Agreement. In all events, an Option will not be exercisable after the end of its term as set forth in the Option Agreement.

       (b) If termination of employment is a termination for “cause,” as defined herein, then none of the Options may be exercised and all of the Participant’s rights in the Options shall be forfeited upon termination. “Cause” shall mean any of the following: (i) any act, failure to act, conduct, pattern of conduct, or condition injurious or potentially injurious to the business or reputation of the Company; (ii) any conviction for a misdemeanor or felony the circumstances of which the Administrator determines is substantially related to the circumstances of the Participant’s job; (iii) the willful and continued failure to perform substantially the Participant’s duties for the Company, which failure remains uncured fourteen (14) days after written notice from the Company of such failure; or (iv) theft or fraud by the Participant with respect to the business of the Company.

       (c) In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Stock Option Agreement within which to exercise any outstanding Options held by the Participant under such terms, and to the extent, as may be specified in the applicable Stock Option Agreement. Rights to any such outstanding Options shall pass by will or the laws of descent and distribution.

       (d) In the event a Participant is deemed by the Company to be disabled within the meaning of Company’s group long-term disability plan, or if the Company does not have such a plan, Section 22(e)(3) of the Code, the Options shall be exercisable for the period, and to the extent, specified in the Option Agreement. Options and rights to any such Options may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

       (e) In the event of uncertainty as to interpretation of or controversies concerning this Section 13, the Administrator’s determinations shall be binding and conclusive.

     14. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Option payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Option hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If

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Common Stock is used to satisfy tax withholding, such stock shall be valued based on the fair market value when the tax withholding is required to be made.

     15. Adjustment of Number of Shares. In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Administrator may adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for Incentive Stock Options, (iii) for which Options may be granted to an individual Participant, and (iv) covered by outstanding Options denominated in stock; (b) the stock prices related to outstanding Options; and (c) the appropriate fair market value and other price determinations for such Options. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Administrator, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Administrator shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options.

     16. Amendment, Suspension or Termination. The Board of Directors, without further approval of the shareholders, may from time to time amend, suspend or terminate the Plan in such respects as the Board may deem advisable, provided, however, that no amendment shall become effective without prior approval of the shareholders which would with respect to Incentive Stock Options, (i) increase the aggregate number of shares which may be issued pursuant to Options granted under the Plan, except as permitted under Paragraph 15 or (ii) increase the maximum number of Shares that may be issued under the Plan, to any individual in any twelve month period. No amendment shall, without a Participant’s consent, alter or impair any of the rights or obligations under any Option theretofore granted to the Participant.

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TOMOTHERAPY INCORPORATED
2000 STOCK OPTION PLAN

Amendments

1.               Pursuant to the following separate unanimous written consent resolutions of the Board of Directors and all of the shareholders of the Company, effective in both cases, March 15, 2001, the Board of Directors and the Shareholders approved amending the 2000 Stock Option Plan as described below:

“RESOLVED, that Section 4 of the TomoTherapy Incorporated 2000 Stock Option Plan (“the Plan”) be amended by adding 2,334 shares of the Corporation’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number under the Plan from 3,360 to 5,694 shares of Common Stock.”

“RESOLVED, that an amendment to Section 4 of the TomoTherapy Incorporated 2000 Stock Option Plan (“the Plan”) that adds 2,334 shares of the Corporation’s Common Stock to the maximum number of shares that may be issued pursuant to the exercise of options granted under the Plan, thereby increasing the current maximum number under the Plan from 3,360 to 5,694 shares of Common Stock., is hereby approved.”

2.               Pursuant to a resolution duly approved by the Board of Directors at their meeting on May 23, 2001, the Board of Directors approved amending the 2000 Stock Option Plan, as follows:

“RESOLVED, that Sections 1 and 6 of the TomoTherapy Incorporated 2000 Stock Option Plan be amended by adding the following text after the word “employees” in the second line of each Section: “, directors, and advisors”.

Amendments to the Incentive Stock Option Plan,

2000 Stock Option Plan, and 2002 Stock Option Plan, as amended

Adopted April 16, 2007

1.     Maximum Shares Reserved

Section 4 of each Plan shall be amended to provide that the maximum number of Shares that may be issued pursuant to the exercise of options under the Plan is: (i) 192,500 Shares under the Incentive Stock Option Plan; (ii) 125,080 Shares under the Corporation’s 2000 Stock Option Plan; and (iii) 5,151,946 Shares under Corporation’s 2002 Stock Option Plan, as amended.

2.     Certain Reserved Shares Released

The following Shares previously reserved for issuance upon the exercise of options granted shall be released from reservation under the Plans: (i) 39,452 Shares under the Corporation’s Incentive Stock Option Plan; (ii) 32,480 Shares under the Corporation’s 2000 Stock Option Plan; (iii) 1,621,074 Shares under the Corporation’s 2002 Stock Option Plan, as amended; and (iv) all Shares underlying outstanding options that are cancelled prior to exercise.

3.     New Grants Prohibited

Neither the Committee (as defined in the Incentive Stock Option Plan) nor the Administrator (as defined in each of the 2000 Stock Option Plan and 2002 Stock Option Plan) shall grant or otherwise authorize the grant of options under the respective Plan which it administers.

TOMOTHERAPY INCORPORATED
STOCK OPTION AGREEMENT
(Incentive Stock Option)

     This Stock Option Agreement (this “Agreement”) is made as of                                                               , 200      , by and between TomoTherapy Incorporated (the “Company”) and                                                                (the “Participant”).

Background

     The Company has adopted the TomoTherapy Incorporated 2000 Stock Option Plan (the “Plan”) to encourage certain employees, directors, and advisors of the Company to acquire or increase their stock ownership in the Company, to provide an incentive to such individuals to promote the financial success of the Company, and to enable the Company to attract and retain personnel necessary for continued growth and profitability. Terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

     The Company considers it desirable and in its best interest to grant the Participant an option to purchase shares of the common stock, par value $0.01, of the Company (“Common Stock”).

     The option granted under this Agreement is intended by the parties to be, and shall be treated as, an “Incentive Stock Option,” as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent, if any, that the option granted under this Agreement does not, as of the date of this Agreement or any date hereafter, qualify as an Incentive Stock Option under the terms of this Agreement, the Plan, or Section 422(b) of the Code, it is the intent of the parties that all or that portion of the option granted under this Agreement that does not so qualify shall be, and shall be treated and referred to in this Agreement as, a “Nonqualified Stock Option,” as that term is defined in the Plan.

Agreement

     In consideration of the mutual covenants set forth below, it is agreed as follows:

     1. Grant of Option. The Company hereby grants the Participant the option (the “Option”) to purchase up to                      shares of the Common Stock of the Company (the “Option Shares”), subject to the terms and conditions of this Agreement.

     2. Option Price. The purchase price for the Option Shares shall be $                     per share, which is the fair market value of the shares on the date of this Agreement (the “Option Price”).

     3. Term of the Option and Vesting.

          (a) In all events, if the Option is not terminated earlier pursuant to the provisions of Sections 8 or 10(b), below, the Option shall expire and all of the Participant’s rights under the Option shall terminate as of 5 p.m. Central Time on the tenth (10th) anniversary of the date of this Agreement (the “Option Termination Date”).

          (b) Subject to the accelerated vesting provided in Sections 3(c) and 10(b), below, and subject to the limitations and termination provisions of Sections 7 and 8, below, the Option shall vest, and the Participant shall have the right to exercise the Option with respect to such vested Option Shares according to the following schedule:

          (i) Twenty-five percent (25%) of the Option Shares shall vest as of the date of this Agreement [or such other date after the grant date as the Administrator may approve]; and,

          (ii) An additional twenty-five (25%) of the Option Shares shall vest thereafter on [insert 2nd vesting date, whether 1 year after date of agreement or some other date and on each of the subsequent two (2) annual anniversaries of such date, provided that as of each such date the Participant continues to be an employee of the Company.

          (c) Notwithstanding the foregoing vesting schedule in Section 3(b), above, all of the Option Shares shall vest and the Participant shall have the right to exercise the Option to purchase all of the Option Shares, including those Option Shares that would otherwise be unvested, upon the occurrence of any of the following:

          (i) the Participant’s Involuntary Termination within the period commencing three (3) months prior to and ending twelve (12) months after a Change in Control, as those terms are defined in Sections 3(d) and 3(e), respectively, below;

          (ii) the Participant’s death; or

          (iii) the Participant’s Disability, as defined in Section 3(f), below.

          (d) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following after the date of this Agreement:

          (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, other than in a private financing transaction approved by the Board of Directors;

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          (ii) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the outstanding capital stock, other than to an affiliate of the Company as determined by the Board of Directors of the Company;

          (iii) a merger or consolidation in which the Company is a party and in which the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction; or

          (iv) the sale or disposition by the Company of all or substantially all of the Company’s assets.

          (e) For purposes of this Section 3 of this Agreement, the term “Involuntary Termination” shall mean the occurrence of any of the following:

          (i) any termination by the Company of the Participant’s employment that is effected for any reason other than death, Disability, as defined below, or one or more of the reasons set forth in Section 8(b), below;

          (ii) without the Participant’s express written consent, a material reduction by the Company in the base compensation or overall employee benefits package of the Participant as in effect immediately prior to such reduction; or

          (iii) without the Participant’s express written consent, the relocation of the Participant to a facility or a location more than 50 miles from the Participant’s then present location.

          (f) For purposes of this Agreement, the term “Disability” shall mean that the Participant is deemed by the Company to be (a) disabled within the meaning of the Company’s group long-term disability plan, or, (b) if the Company does not have such a plan, permanently and totally disabled as that term is defined in Section 22(e)(3) of the Code, as such Section may be amended from time to time and which currently provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     4. Method of Exercise. Subject to the limitations in Sections 3 and 7 and the termination provisions of Sections 8 and 10(b), below, that portion of the Option that is vested may be exercised at any time from the date of this Agreement until 5 p.m. Central Time on the Option Termination Date, as defined in Section 3(a), above, by delivery of the Exercise Notice attached as Exhibit A to an officer of the Company, stating the number of Option Shares with respect to which the Option is being exercised. No partial exercise of such Option may be for less than one (1) share and in no event shall the Company be required to transfer fractional shares to the Participant.

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     5. Payment for Option. At the time of exercise, the Participant shall make full payment of the Option Price (i) in cash; (ii) if permitted by the Administrator, by means of tendering shares of Common Stock that have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at fair market value on the date of exercise; or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon the Company’s receipt of (a) the payment of the entire Option Price for the Option Shares so purchased, (b) a fully executed copy of the shareholder agreement as provided in Section 6, below, and (c) satisfactory proof of the Participant’s payment of any income or employment tax withholding obligations, if any, as provided in Sections 7 and 11, below certificates for such shares shall be delivered to the Participant. If the items listed in the preceding sentence, including full payment of the Option Price, are not received by the Company at the time of exercise, the Exercise Notice will be deemed null and void, the Company shall not be obligated to deliver a certificate for the Option Shares, and the Company shall have no further obligation with respect to the Exercise Notice or the Option Shares described therein.

     6. Transfer Restrictions and Obligation to Execute Shareholder Agreement. Upon exercise, in full or in part, of the Option and the issuance of any of the Option Shares pursuant thereto, such Option Shares shall be subject to restrictions on transfer, and the Company will be granted the right to repurchase the issued Option Shares under certain circumstances, including termination of employment, all as set forth in a shareholder agreement substantially in the form attached to this Agreement as Exhibit B, which form, as the same may be revised by the Company through the date the Participant first exercises the Option, is hereinafter referred to as the “Shareholder Agreement.” As a condition to the Participant’s right to exercise the Option, in full or in part, the Participant agrees to execute and deliver the Shareholder Agreement as of the date the Participant first exercises the Option, whether in full or in part, and be bound by the terms of such agreement.

     7. Limitations.

          (a) If the aggregate fair market value (determined by the Administrator as of the date the Option is granted) of any Option Shares that become exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code from time to time, then that amount of the Option attributable to the first $100,000 worth of Option Shares to become exercisable in such calendar year will be an Incentive Stock Option, and the remaining portion of the Option for the amount in excess of $100,000 that become exercisable in that calendar year will be a Nonqualified Stock Option.

          (b) The Participant agrees to satisfy all applicable federal, state, and local income and employment tax withholding obligations or other taxes, if any, that may be incurred at any time in connection with the Participant’s receipt or exercise of the Option and any subsequent sale or other disposition of any of the Option Shares.

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     8. Termination.

          (a) In all events, the Option shall expire and all of the Participant’s rights thereunder shall terminate not later than the Option Termination Date, as defined in Section 3(a), above. Except as expressly provided otherwise in subsections (b) through (d) of this Section 8, if the employment of the Participant terminates, then all of the unvested portion of the Option shall terminate immediately and that portion of the Option that is vested but unexercised shall terminate as of 5 p.m. Central Time upon the earlier of (i) three (3) months after termination of employment with the Company, or (ii) the Option Termination Date. To the extent the Participant fails to exercise the vested portion of the Option within the time specified in the preceding sentence, the Option terminates and all rights of the Participant with respect to the Option are forfeited.

          (b) If termination of employment is a termination for “Cause,” as defined herein, then the Option, or that portion of it that remains unexercised as of the date of such termination, may not be exercised and all of the Participant’s rights in the Option shall be forfeited upon such termination. As used in this Agreement, the term “Cause” shall mean any of the following: (i) any act, failure to act, conduct, pattern of conduct, or condition injurious or potentially injurious to the business or reputation of the Company; (ii) any conviction for a misdemeanor or felony the circumstances of which the Administrator determines is substantially related to the circumstances of the Participant’s job; (iii) the willful and continued failure to perform substantially the Participant’s duties for the Company, which failure remains uncured fourteen (14) days after written notice from the Company of such failure; or (iv) theft or fraud by the Participant with respect to the business of the Company.

          (c) If termination of employment results from the Disability, as defined in Section 3(f), above, of the Participant, the Option may be exercised at any time within one (1) year after such termination of employment, but in no event beyond the Option Termination Date. The Option may be exercised by, and upon such exercise the Option Shares issued to, the Participant if legally competent or a legally designated guardian or representative of the Participant if the Participant is legally incompetent as a result of such Disability.

          (d) If termination of employment results from the death of the Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death acquired the right to exercise the Option, may exercise the Option at any time within one (1) year after the death of the Participant, but in no event beyond the Option Termination Date.

     9. Nontransferability of Options. The Option granted hereunder is not transferable by the Participant other than by will or the laws of descent or distribution, and, except as provided in Section 8(c), above, may be exercised during the lifetime of the Participant only by the Participant.

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     10. Adjustments Upon Changes in Capitalization, Merger, or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Option Shares subject to the Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an Option), and the Option Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No adjustment shall require the Company to issue or sell a fractional share and the total adjustment shall be limited accordingly. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Option Price.

          (b) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or other business entity, or the sale of substantially all of the assets of the Company, the Option shall be assumed, as described below, by the successor entity or its parent or subsidiary (in either case, the “Successor”) by substitution of an equivalent option or right. If the Successor refuses or otherwise fails to assume the Option, (i) the Participant shall immediately vest in and have the right to exercise the Option as to all of the Option Shares, including those Option Shares as to which the Participant would not otherwise be vested or have the right to exercise; and (ii) the Option shall be exercisable as to all Option Shares for a period of fifteen (15) days from the date the Administrator gives written notice to the Participant stating that a substituted option or right will not be issued by or on behalf of the Successor and that the Option is therefore immediately vested and exercisable as to all Option Shares for fifteen (15) days under this Section 10(b). The Administrator’s notice to the Participant under this Section 10(b) shall be given not less than fifteen (15) days prior to the closing of such merger or asset sale. If the Option is not fully exercised within the fifteen (15) day period provided under this Section 10(b), the Option and all rights of the Participant thereunder will terminate. For purposes of this Section 10(b), the Option shall be considered assumed if, following the merger or sale of assets, the equivalent option or substituted right confers the right to purchase or receive, for each Option Share subject to the Option on the effective date of the transaction, the same consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor entity or its parent or subsidiary, the Administrator may, with the consent of the Successor, provide for the consideration to be received upon the exercise of the Option, for each Option Share, to be solely common stock of the successor entity or its parent or subsidiary equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. No such substitution shall require the

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Company, the successor entity, or its parent or subsidiary to issue or sell a fractional share and the total substitution shall be limited accordingly.

     11. Tax Consequences. Some of the federal tax consequences relating to the exercise of this Option or the disposition of the Option Shares, as of the date of this Agreement, are set forth below. This Summary is not complete, and the tax laws and regulations are subject to change. The Participant should consult a tax advisor before exercising this Option or disposing of any of the Option Shares.

          (a) Exercise of an Incentive Stock Option. With respect to that portion of the Option that qualifies as an Incentive Stock Option, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Option Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise. In addition, after the date of this Agreement, the Code and/or the regulations thereunder may be amended so as to require the Participant to pay, and the Company to withhold, at the time of exercise employment taxes on the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Option Price.

          (b) Exercise of Non-Qualified Stock Option. With respect to that portion, if any, of the Option that qualifies as a Non-Qualified Stock Option, the Participant will be treated as having received compensation income (taxable at ordinary income rates) equal to the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Option Price, and the Company will be required to withhold from the Participant’s compensation or collect from the Participant (if the Participant is no longer employed by the Company) and pay to the applicable taxing authorities at the time of exercise an amount in cash equal to a percentage of this compensation income, and the Company may refuse to deliver the Option Shares if such withholding amounts are not delivered at the time of exercise.

          (c) Disposition of Option Shares. If Option Shares acquired pursuant to exercise of that portion of this Option that qualifies as an Incentive Stock Option are held by the Participant until the later of one year from the date of their acquisition or the second anniversary of this Agreement, any gain realized by the Participant on the subsequent sale of such Option Shares will be treated as long term capital gain for federal income tax purposes. Conversely, if any Option Shares are sold either within one year of their acquisition or prior to the second anniversary of this Agreement, any gain realized by the Participant on such sale will be treated as compensation income (taxable at ordinary income tax rates) to the extent of the difference between the aggregate Option Price and the lesser of (i) the fair market value of such Option Shares on the date of exercise, or (ii) the sale price of such Option Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the Option Shares were held. In the case of Option Shares acquired pursuant to exercise of that portion, if any, of this Option that qualifies as a Non-Qualified Stock Option, if such Option Shares are held by the Participant for at least one year after their acquisition, any gain realized on their subsequent sale will be treated as long-term capital gain for federal income tax purposes.

7

          (d) Notice of Disqualifying Disposition of Option Shares. If the Participant sells or otherwise disposes of any of the Option Shares acquired pursuant to exercise of that portion of this Option that qualifies as an Incentive Stock Option before the later of (i) one year after the exercise date, or (ii) the second anniversary of this Agreement, the Participant shall immediately notify the Company in writing of such disposition. The Participant acknowledges that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of the Option Shares by payment in cash or out of the current earnings paid to the Participant.

     12. Binding Effect. This Agreement shall be construed in accordance with the provisions of the Plan as implemented from time to time by the Administrator (as defined in the Plan) and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     13. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Wisconsin.

     14. Notices. The Exercise Notice, in the form attached hereto, shall only be considered given by the Participant and received by the Company when actually received by an officer of the Company along with (a) full payment for the Option Shares being purchased thereby, (b) a fully executed copy of the Shareholder Agreement required under Section 6, above, and (c) the Participant’s satisfaction of any income or employment tax withholding obligations, as required by Sections 5, 7, and 11, above. Any other notice or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be considered to be given and received in all respects (i) when personally delivered to a party, (ii) on the next business day following the date on which it is sent via reputable overnight courier service; (iii) five (5) days after being sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) when transmitted by fax if confirmation of receipt is printed on the sending fax machine. Any notice to the Participant shall be addressed to that address last appearing on the Company’s records. Any notice to the Company shall be addressed to the Company’s Chief Executive Officer at the Company’s then principal place of business.

     15. No Continuing Rights. This Agreement shall not confer upon the Participant any right with respect to continuation of employment by the Company, alter the Participant’s at-will employment status, or interfere in any way with the right of the Company to terminate the Participant’s employment to the Company at any time with or without notice, except as may otherwise be provided in any other written agreement between the Participant and the Company.

[Remainder of page intentionally left blank. Signature page follows.]

8

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

TOMOTHERAPY
INCORPORATED

By:
Paul Reckwerdt, President

     The undersigned Participant hereby accepts the foregoing Option and agrees to the terms and conditions of this Stock Option Agreement and of the Plan.

PARTICIPANT:

Name:

9

TOMOTHERAPY INCORPORATED 2000 STOCK OPTION PLAN — Exhibit A

EXERCISE NOTICE

     1. Exercise of Option. Effective as of today,                                                              , 20      , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option (the “Option”) to purchase                      shares of the Common Stock (the “Shares”) of TomoTherapy Incorporated (the “Company”) under and pursuant to the Company’s 2000 Stock Option Plan (the “Plan”) and the Participant’s Stock Option Agreement with the Company dated                                                              (the “Option Agreement”).

     2. Representations of the Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. The Participant also acknowledges that as a condition of exercise, the Participant agrees to execute and be bound by a shareholder agreement that places restrictions on transfer of the Shares and grants the Company the right to repurchase the Shares upon the occurrence of certain events, including termination of employment (the “Shareholder Agreement”).

     3. Rights as Shareholder. Until (a) the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and delivered to the Participant, and (b) the Shareholder Agreement is executed and delivered by the Participant, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue and deliver (or cause to be issued and delivered) such stock certificate promptly after the Option is exercised and the Shareholder Agreement is executed and delivered to the Company.

     Thereafter, the Participant shall enjoy rights as a shareholder until such time as the Participant disposes of the Shares or the Company and/or its assignee(s) exercises its right of first refusal or the repurchase rights contained in the Shareholder Agreement. Upon such exercise, the Participant shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of the Shareholder Agreement, and the Participant shall cause the certificate(s) evidencing the Shares to be surrendered to the Company for transfer or cancellation.

     4. Delivery of Payment. The Participant shall deliver payment of the aggregate Option Price for the Shares to the Company with this Exercise Notice.

     5. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

     6. Taxes. The Participant agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations, if any, incurred as a result of this exercise and shall have either (a) delivered to the Company with this Exercise Notice the full amount of

A-1

such obligations, or (b) made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Participant also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the date of the Option Agreement or within one (1) year from the date such Shares were purchased by the Participant. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Participant agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

     7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company to the Administrator of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all persons.

     8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

     9. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Wisconsin. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and enforceable.

     10. Notices. Any notice required under Section 6, above, shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Company at its then principal place of business. The Participant acknowledges, however, that this Exercise Notice is not effective until actually received by an officer of the Company pursuant to Section 14 of the Option Agreement.

     11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:	Accepted by:
PARTICIPANT	TOMOTHERAPY INCORPORATED

By:
(Signature)	Its:

A-2

Exhibit B to Stock Option Agreement

SHAREHOLDER AGREEMENT
WITH
TOMOTHERAPY INCORPORATED
(For Employee Shareholders)

     This Shareholder Agreement (this “Agreement”) is made as of                     , by and between TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), and the employee shareholder of the Company whose name appears on the signature page hereof (“Employee”).

BACKGROUND

     The Company granted Employee the option to purchase shares of the Company’s common stock pursuant to the TomoTherapy Incorporated 2000 Stock Option Plan for its employees, directors, and advisors. Employee has exercised all or a part of such option and now owns shares of the Company’s common stock as set forth in the Schedule attached hereto as Exhibit A. As a condition of Employee’s right to exercise the stock option and upon his or her first exercise thereof, the Company requires that Employee sign and deliver a written agreement restricting the transfer of Employee’s shares and imposing other restrictions thereon. Those restrictions on transfer and other restrictions are set forth in this Agreement.

     Therefore, and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

ARTICLE I
RESTRICTIONS ON TRANSFER

     In this Article I and throughout this Agreement, the capitalized term “Shares” refers to all of the following:

(i)           Shares of the Company’s common stock that are purchased by Employee through the exercise of any stock options granted to Employee, including those shares listed on Exhibit A and any other shares hereafter purchased through the exercise of other stock options;

(ii)        Other shares of the Company’s common stock now owned or hereafter purchased or otherwise acquired by Employee other than by exercise of stock options, whether acquired from the Company or another shareholder of the Company; and

(iii)     Shares of the Company’s capital stock or other securities issued to Employee for no additional consideration in exchange for, or on account of, Employee’s ownership of the shares of common stock listed in the preceding clauses (i) and (ii) and including capital stock or other securities of the Company issued as dividends or as a result of a division, combination, or other reorganization of the Company’s capital stock.

     1.1 General Restrictions on Transfer.

          (a) Except in accordance with this Agreement, Employee and his/her spouse (“Spouse”), if any, agree that neither of them, nor their executors, personal representatives, administrators, heirs, legatees, guardians or other legal representatives may sell, transfer, encumber or dispose of any Shares (or interest therein) now owned or hereafter acquired by Employee, whether by purchase, assignment, exchange, gift, bequest, pledge, encumbrance or transfer either by operation of law or any other means. Employee has executed Exhibit B that affirms Employee’s acknowledgment and agreement that Employee is acquiring the Shares for investment purposes and that Employee is aware that the Shares are also subject to restrictions pursuant to the Securities Act of 1933, as amended.

          (b) For purposes of this Agreement, all references to Shares owned or held by Employee shall include, without limitation, all interests in Shares now owned or hereafter acquired by his/her Spouse as marital property, quasimarital property, individual property, or pursuant to the augmented marital property estate. The creation of an interest in the Shares of the Spouse by operation of marital property laws during Employee’s lifetime shall not be deemed to be a transfer of such Shares or any portion thereof or interest therein for purposes of Section 1.2 of this Agreement so long as (i) the Shares in which such interest is created continue to be registered on the Share transfer records of the Company solely in the name of Employee, and (ii) Employee maintains all rights to manage, control, vote and transfer such Shares; provided, however, that if any of the foregoing rights cease to be satisfied, then the Company shall have the right and option to purchase the Spouse’s interest in the Shares in the manner and on the same terms and conditions as provided in Section 1.6 hereof as if the marital relationship of Employee and Spouse had been terminated. During the marriage of Employee and his/her Spouse, Employee’s obligation to sell or transfer, or to offer to sell or transfer, Shares shall include an obligation on the part of his/her Spouse to sell or transfer, or to offer to sell, or transfer any interest of the Spouse in the Shares in the same manner and on the same terms and conditions as set forth in this Agreement. The Spouse’s consent to these terms and all other terms of this Agreement, including, without limitation, the provisions of Section 1.6, shall be indicated by his or her execution of the consent form attached as Exhibit C, the provisions of which are incorporated herein by reference.

          (c) The prohibitions of Section 1.1(a) and (b), above, and the requirements of Section 1.2, below, shall not apply to the transfer of any or all of the Shares (i) to Employee’s “Immediate Family,” as that term is defined in Section 1.1(d), below, or to a trust, corporation, limited partnership, or other type of limited liability entity, of which the beneficiaries, shareholders, partners, or members, as the case may be, are limited to one or more of Employee and/or Employee’s Immediate Family, provided that Employee, as trustee or otherwise, retains the right to vote any Shares so transferred; (ii) in connection with any merger or consolidation of the Company with or into any other corporation that is approved by the requisite majority of the Company’s shareholders, including, without limitation, any required approval by the holders of any class or series of the Company’s shares; (iii) in connection with any exchange of Shares for other shares of the same or a different class or series in the Company, whether through the exercise of conversion rights or otherwise; or (iv) to the Company. A transfer of Shares to a person or entity described in clause (i) of the preceding sentence (a “Permitted Transferee”) shall be subject to the following: (i) Shares held by a Permitted Transferee shall be deemed to be Shares beneficially owned by Employee personally and such Shares shall be subject to all rights that the Company and its Shareholders may have pursuant to this Agreement as if those Shares were legally and beneficially owned by Employee; (ii) if Employee dies, the Permitted Transferee, without regard to whether the Permitted Transferee is a natural person, shall also be deemed to have died for all purposes under this Agreement; and (iii) the Company shall have the option to require the Permitted Transferee to execute a counterpart of this Agreement applicable to the transferred Shares.

          (d) As used in this Agreement, the term “Immediate Family” shall mean (i) any spouse or domestic partner (as defined by the Company) of Employee; (ii) all children, parents, other lineal descendants and antecedents, and siblings of Employee; and (iii) the spouses and lineal descendants of those persons listed in the preceding clause (ii).

     1.2 Voluntary Transfer; Right of First Refusal to Company.

          (a) In the event Employee should decide to effect a voluntary transfer of any of his or her Shares, Employee shall first deliver written notice to the Company of such intent to transfer (the “Notice of Transfer”), which shall specify (i) the number of Shares proposed to be transferred (the “Offered Shares”), (ii) the date of the proposed transfer, which shall not be fewer than sixty (60) days after the actual receipt of the Notice of Transfer, (iii) the identity, including the complete name, address and telephone number of the proposed transferee of the Offered Shares (the “Proposed Transferee”), and (iv) the proposed consideration to be received, which shall be cash only (the “Offer Price”), and the terms of payment upon such transfer. The Notice of Transfer shall be accompanied by a copy of any bona fide written offer to purchase the Offered Shares. The date of actual receipt by the Company of the Notice of Transfer shall be referred to hereinafter as the “Offer Date.” The Notice of Transfer shall constitute an offer to sell and transfer the Offered Shares, in whole or in part, to the Company at the Offer Price.

          (b) For a period of thirty (30) days after the Offer Date (the “Company Option Period”), the Company shall have the right and option to elect to purchase all, or any portion, of the Offered Shares at the Offer Price on the terms set forth in either Section 3.2 of this Agreement or in the Notice of Exercise, as elected by the Company in its sole discretion. In the event the Company shall exercise its right and option to purchase in whole, or in part, the Offered Shares, the Company shall signify such exercise and the number of Offered Shares to be purchased (the “Purchased Shares”) by giving written notice to Employee (the “Notice of Exercise”) within the Company Option Period. In the event of such exercise by the Company, Employee shall sell and transfer the Purchased Shares to the Company within ninety (90) days of the Offer Date. Any Notice of Exercise that is mailed in the manner provided herein shall be conclusively presumed to have been duly given when mailed, whether or not Employee shall have actually received such Notice of Exercise.

     1.3 Sale to Third Party. If the Company, after receiving the Notice of Transfer, fails or declines, in whole or in part, to exercise the option provided in Section 1.2(b), above, Employee may transfer the Offered Shares, or that number of the Offered Shares that the Company declined or failed to purchase under Section 1.2(b), above, to the Proposed Transferee on the terms contained in the Notice of Transfer, and, upon such transfer may have such Shares transferred on the books of the Company, but only if the Proposed Transferee executes a counterpart of this Agreement. If Employee fails to close the transfer of such Shares within the sixty (60) day period after the Company’s option has expired or has been waived, the restrictions contained in this Article I shall again apply and must be met prior to effecting any transfer of Shares. Any transfer of Shares by Employee to any Proposed Transferee shall comply with all applicable securities laws, and the Company may refuse to transfer any Shares unless it receives assurance and opinions from legal counsel acceptable to the Company that any such transfer is in compliance with all applicable securities laws.

1.4 Drag-Along Rights.

(a) If one or more of the Company’s shareholders holding in the aggregate fifty percent (50%) or more of all the then issued and outstanding shares (regardless of class) of the Company (the “Controlling Shareholders”) decide to sell their shares representing fifty percent (50%) or more of all issued and outstanding voting stock of the Company (a “Controlling Interest”) in one transaction, or a series of related transactions, to a third party who is not an affiliate of such Controlling Shareholders (a “Sale Transaction”), such Controlling Shareholders may, in their sole discretion, require Employee to sell all of his/her Shares or the same proportionate amount as the Controlling Shareholders are selling in accordance with this Section 1.4 (“Drag-Along Rights”). If the Controlling Shareholders exercise their Drag-Along Rights, Employee shall be required to sell his/her Shares or a portion of his/her Shares at a purchase price per share and upon the same terms as the shares of the Controlling Shareholders.

(b) Not less than twenty (20) days before the proposed closing date for the Sale Transaction (the “Closing Date”), the Controlling Shareholders who desire to exercise their Drag-Along Rights shall (i) deliver a notice (the “Sale Notice”) to Employee and the Company setting forth the terms of the Sale Transaction (including the proposed Closing Date), and (ii) provide all documents required to be executed by Employee in order to consummate such Sale Transaction. At least seven (7) business days prior to the Closing Date, Employee shall deliver to the Controlling Shareholders all documents and certificates, correctly endorsed and executed, necessary to close the Sale Transaction. If Employee fails to deliver such documents to the Controlling Shareholders, the Company shall cause its books and records to show that the Shares held by Employee have been transferred pursuant to the provisions of this Section 1.4 and in connection with such Sale Transaction and that Employee has forfeited his/her rights in the Shares.

(c) The Controlling Shareholders shall have one hundred twenty (120) days from the date of the Sale Notice described in Section 1.4(b) above, to consummate any Sale Transaction and, promptly after such consummation, shall notify the Company and Employee to that effect. The Controlling Shareholders shall also cause to be remitted to Employee the proceeds attributable to the sale of Employee’s Shares not later than two days after the closing of the Sale Transaction. If any Sale Transaction is not consummated prior to the expiration of the one-hundred twenty (120) day period referred to in this Section, the Controlling Shareholders may not thereafter consummate the proposed Sale Transaction (without complying again with Section 1.4(b), above) and shall return to Employee all documents previously delivered to the Controlling Shareholders in connection with such Sale Transaction.

1.5 Involuntary Transfer.

(a) Whenever Employee has any notice or knowledge of any impending or consummated involuntary transfer of or lien, charge, security interest, claim or encumbrance upon any of his/her Shares, whether by operation of law or otherwise (collectively, “Involuntary Transfer”), such Employee shall give immediate written notice thereof to the Company. Whenever the Company has any other actual notice or actual knowledge of any such attempted, impending or consummated Involuntary Transfer, it may give written notice thereof to Employee. In either case, Employee agrees to disclose in writing immediately to the Company all pertinent information in his/her possession relating to such Involuntary Transfer.

(b) If any Shares are subject to any such Involuntary Transfer, the Company shall at all times have the immediate and continuing right and option for a period of ninety (90) days after the Company first receives actual notice of such Involuntary Transfer to purchase such Shares at a price equal to the lesser of the original purchase price paid by Employee for such Shares (the “Exercise Price”) or the Fair Market Value of the Shares, determined as provided in Section 3.1, and upon the payment terms provided in Section 3.2. If the Company elects to purchase such Shares pursuant to this Section 1.5(b), the Company shall signify such election by delivering written notice to such effect to Employee within such ninety (90) day period.

1.6 Termination of Marital Relationship.

(a) If the marital relationship of Employee and his/her Spouse is terminated by the death of the Spouse or by divorce and Employee does not receive, or succeed to, all of the Spouse’s interest in the Shares acquired through marital property laws or otherwise, whether by testamentary disposition, disposition by the laws of intestacy, operation of law, property settlement agreement, court order or otherwise, then Employee shall have the right and option for a period of thirty (30) days after the Fair Market Value of the Shares is established pursuant to Section 3.1 (the “Spousal Option Period”) to purchase all (but not less than all) of his/her Spouse’s interest in the Shares at a purchase price equal to the Fair Market Value and upon the payment terms set forth in this Section 1.6(a). If Employee elects to purchase all of his/her Spouse’s interest in the Shares under this Section 1.6(a), Employee shall signify such election by delivering written notice to such effect to the Spouse or the personal representative of the Spouse’s estate, as the case may be, and to the Company within the Spousal Option Period. In such event, the Spouse or personal representative of the Spouse’s estate, as the case may be, shall be required to sell and transfer all of such interest in the Shares upon the terms set forth herein. Payment for the Shares purchased under this Section 1.6(a) shall be in cash, delivered to the Spouse or the personal representative of the Spouse’s estate, as the case may be, within thirty (30) days of the delivery of the written notice of Employee’s election to purchase under this Section 1.6(a).

(b) If Employee fails to either (i) exercise such right and option within the Spousal Option Period or (ii) make payment in full within thirty (30) days of the Employee’s delivery of written notice of such exercise, the Company shall have the right and option for a period of thirty (30) days following either such failure to purchase all or a portion of the Spouse’s interest in the Shares at a purchase price equal to the Fair Market Value of such Shares, determined as provided in Section 3.1, and upon the payment terms provided in Section 3.2. If the Company elects to purchase some or all of the Spouse’s interest in the Shares under this Section 1.6(b), the Company shall signify such election by delivering written notice within such thirty (30) day period to the Spouse or to the personal representative of the Spouse’s estate, as the case may be. In such event, the Spouse or the personal representative of the Spouse’s estate, as the case may be, shall be required to sell and transfer all or the selected portion of the Spouse’s interest in the Shares to the Company upon the terms set forth above.

(c) If both Employee and the Company decline or fail to exercise their options pursuant to Sections 1.6(a) and (b), above, to purchase all of the Spouse’s interest in the Shares, then all such Shares, notwithstanding the Spouse’s interest therein, remain subject to this Agreement.

(d) If Employee marries, or if Employee remarries following termination of his/her current marital relationship, Employee agrees to cause his/her new Spouse to execute a consent to the terms of this Agreement substantially in the form attached as Exhibit C within sixty (60) days of such marriage or remarriage. In the event Employee fails to carry out his/her obligation pursuant to the preceding sentence, and such failure shall continue thirty (30) days after the giving of notice by the Company, the Company shall then have the immediate and continuing right and option, exercisable upon delivery of written notice to Employee, to purchase all of the Shares at a purchase price equal to the lesser of (i) the Exercise Price, as defined in Section 1.5(b), above, or (ii) the Fair Market Value of such Shares, determined as set forth in Section 3.1, and upon the payment terms provided in Section 3.2.

ARTICLE II
PURCHASE OF SHARES UPON TERMINATION OF EMPLOYMENT

Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of the events discussed in this Article II, the Company shall have the right and option to redeem and purchase all or some of the Shares held from time to time by Employee.

2.1 Death. Upon the death of Employee, the Company shall have the right and option to redeem and purchase the Shares, in whole or in part, by giving written notice to such effect to the appropriate party within thirty (30) days after the Fair Market Value of the Shares is established pursuant to Section 3.1, and, upon exercise of such option, shall pay the Fair Market Value for such Shares on the terms set forth in Section 3.2. In such event, the personal representative of Employee shall sell such Shares upon the terms provided herein.

2.2 Termination of Employment.

(a) In the event that the employment relationship of Employee with the Company is terminated by either party for any reason other than death but including disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, the Company shall have the right and option to redeem and repurchase the Shares, in whole or in part, by giving written notice to Employee at any time (i) during the ninety (90) day period following the date on which the employment relationship was terminated, or (ii) during the ninety (90) day period following Employee’s post-termination purchase or other acquisition of

Shares pursuant to his or her exercise, after the date on which the employment relationship was terminated, of a stock option or other right to acquire Shares, which option or other right was outstanding on the date the employment relationship was terminated. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, which date shall be not fewer than ten (10) nor more than thirty (30) days after delivery of such notice. The Company shall pay the price set forth in Section 2.2(b) or (c), below, as applicable, and, in either case, payment shall be on the terms set forth in Section 3.2. In the event the Company gives such written notice, Employee shall sell such Shares to the Company upon the terms provided herein.

(b) Except if the termination is for “cause” as provided in Section 2.2(c), below, if the Company elects to exercise its option to purchase all or part of the Shares as described in Section 2.2(a), above, the Company shall purchase such Shares at the Fair Market Value of such Shares determined pursuant to Section 3.1.

(c) If the termination is for “cause,” as defined herein, and the Company elects to exercise its option to purchase all or part of the Shares as described in Section 2.2(a), above, the Company may purchase such Shares at the lesser of (i) the Exercise Price, as defined in Section 1.5(b), above, or (ii) the Fair Market Value of such Shares, determined as set forth in Section 3.1. As used in this Section 2.2, the term “cause” shall mean any of the following: (i) any act, failure to act, conduct, pattern of conduct, or condition injurious or potentially injurious to the business or reputation of the Company; (ii) any conviction for a misdemeanor or felony the circumstances of which the Company determines are substantially related to the circumstances of Employee’s job; (iii) the willful and continued failure to perform substantially Employee’s duties for the Company, which failure remains uncured fourteen (14) days after written notice from the Company of such failure; or (iv) theft or fraud by Employee with respect to the business of the Company.

ARTICLE III
PURCHASE PRICE AND PAYMENT TERMS

3.1 Fair Market Value. For purposes of this Agreement, the “Fair Market Value” of the Shares shall be determined in good faith by the Board of Directors as of the end of the fiscal month immediately preceding the event triggering the need to establish a fair market value, including the events described in Sections 1.5, 1.6, 2.1, and 2.2 of this Agreement (including any post-employment acquisition of Shares by Employee) (each a “Triggering Event”). The determination of Fair Market Value shall be made by the Board of Directors no later than sixty (60) days after the Triggering Event.

3.2 Payment. In the event of the purchase or redemption by the Company of Shares under any section of this Agreement, the Company, shall, within thirty (30) days of the delivery to Employee of the notice that the Company is exercising the option to purchase Shares, pay the purchase or redemption price all in cash or shall have the option to evidence that amount of the redemption or purchase price that exceeds Twenty-Five Thousand Dollars ($25,000) by delivery of a promissory note, dated as of the day of the purchase or redemption (the “Promissory Note”). The Promissory Note shall be payable in five (5) equal annual installments of principal and interest. Interest shall accrue at the annual Mid-Term Federal Rate published by the Internal Revenue Service as of the end of the month preceding or coincident with the Triggering Event and shall be payable with each installment of principal. The Company shall have the right to prepay the deferred balance at any time, without penalty. All payments shall be applied first to interest that is accrued and unpaid and then to principal. The parties may, by written agreement, alter or modify the payment schedule provided herein.

ARTICLE IV
STOCK LEGEND

All certificates representing Shares now owned or hereafter acquired by a party to this Agreement or their transferee(s) shall bear a legend in substantially the form set forth below:

(a)          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, RIGHTS OF FIRST REFUSAL, AND MANDATORY SALE, AT THE CORPORATION’S OPTION, UPON THE HAPPENING OF CERTAIN EVENTS AS SET FORTH IN AN AGREEMENT BETWEEN THE ORIGINAL HOLDER OF THE SHARES AND THE CORPORATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

(b)         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SHARES MAY NOT BE PLEDGED, SOLD, TRANSFERRED, OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH PLEDGE, SALE, TRANSFER, OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW.

ARTICLE V
MARKET STAND-OFF AGREEMENT

If so requested by the managing underwriters or the Company in connection with an initial public offering of the Company’s common stock, Employee hereby agrees that, without the prior written consent of such managing underwriters, Employee will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in, or make a distribution of any capital stock of the Company held by or on behalf of Employee or beneficially owned by Employee in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 365 days after the date of the final prospectus relating to the Company’s initial public offering. This Article V shall not apply to any Shares registered in the public offering.

ARTICLE VI
TERMINATION

This Agreement shall terminate and be of no further force or effect upon the earlier of (a) the closing date of a sale of substantially all of the assets of the Company; (b) merger of the Company pursuant to which shareholders of the Company receive securities of a buyer whose securities are publicly traded; or (c) consummation by the Company of a public offering of its equity securities pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Upon termination of this Agreement, Employee may deliver the certificate(s) representing the Shares to the Secretary of the Company and have the certificate(s) reissued without the legend required under this Agreement appearing thereon.

ARTICLE VII
GENERAL PROVISIONS

7.1 Further Assurances. Subject to the terms and conditions herein provided, each party hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable, within applicable laws and regulations to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. If at any time before or after the date of this Agreement any further action is reasonably necessary, proper, or advisable to carry out the purposes of this Agreement, each party hereto shall, at the expense of the requesting party and as soon as reasonably practical, take all such reasonably necessary, proper, or advisable action to effectuate such purposes.

7.2 Governing Law; Jurisdiction. The interpretation and construction of this Agreement and the resolution of any disputes arising out or of in connection with this Agreement or any breach hereof, shall, unless otherwise expressly provided, be governed by and be construed in accordance with the internal laws of the State of Wisconsin without regard to the conflicts of laws principles thereof.

7.3 Notices. All notices and other communications under this Agreement shall be in writing and shall, unless otherwise expressly provided in this Agreement, be deemed given or delivered when (a) delivered by hand, (b) sent by certified mail, return receipt requested, (c) sent by overnight express delivery service, or (d) sent by facsimile transmission (receipt confirmed) to the addressee at the following addresses (or to such other address as a party may specify by notice hereunder):

If to the Company:	TomoTherapy Incorporated
1240 Deming Way
Madison, WI 53717-1954
Fax No. (608) 824-2996
Phone (608) 824-2800

With a copy to:	Michael E. Skindrud
LaFollette Godfrey & Kahn
One East Main Street, Suite 500
Madison, WI 53703
Fax No. (608) 257-0609
Phone (608) 257-3911

If to Employee:	To the address listed below
Employee’s name on attached Exhibit A

7.4 Entire Agreement; Amendments. This Agreement constitutes a complete statement of all of the arrangements between the parties as of the date hereof with respect to the subject matter hereof and supersedes all prior agreements and understandings between them with respect thereto. This Agreement may be amended only by a writing signed by all parties.

7.5 Headings and Defined Terms. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

7.6 Successors. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, successors, and assigns.

7.7 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

7.8 No Continuing Rights. This Agreement shall not confer upon Employee any right with respect to continuation of employment by or service to the Company, alter Employee’s at-will employment status, or interfere in any way with the right of the Company to terminate Employee’s employment or service to the Company at any time with or without notice, except as otherwise provided in any other written agreement between Employee and the Company.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

7.10 Severability. The invalidity of any provision in this Agreement shall not affect the validity of any other provision.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TOMOTHERAPY INCORPORATED, a Wisconsin corporation (the “Company”)

By:
John J. Barni, Chief Executive Officer

EMPLOYEE

EXHIBIT A

Schedule

Name and Address of Employee	Number of Shares of Common Stock

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

EMPLOYEE:

COMPANY:	TOMOTHERAPY INCORPORATED

SECURITY:	COMMON STOCK

AMOUNT:	SHARES

DATE:

In connection with the purchase of the above-listed shares of common stock (the “Securities”), the undersigned Employee represents to the Company the following:

(a) Employee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Employee is acquiring these Securities for investment for Employee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Employee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Employee’s investment intent as expressed herein. In this connection, Employee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Employee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Employee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Employee further acknowledges and understands that the Company is under no obligation to register the Securities. Employee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, and any other legend required under applicable state securities laws.

(c) Employee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Employee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d) Employee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Employee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Employee:

Date:

EXHIBIT C

Spousal Consent

The undersigned, spouse of                                                   , being first fully advised concerning the financial condition of my spouse and the Company hereby consents and agrees to the terms and conditions of the foregoing Shareholder Agreement and further agrees that any type of marital property interest, deferred marital property interest or community property interest she or he may at any time have in the stock of the Company, and all such stock registered in his/her sole name, shall at all times be subject to all of the terms and conditions of the Shareholder Agreement, as amended from time to time. The undersigned agrees to comply with all of the terms and conditions of the Shareholder Agreement applicable to the Shares, including but not limited to; (i) any disposition made in or pursuant to such Agreement of any interest I may now or hereafter have in the Shares of the Company through marital property, divorce decree, or otherwise and (ii) the provisions set forth in Section 1.6 of such Agreement.

Dated:

Signature of Spouse
Print Name:

TOMOTHERAPY INCORPORATED
STOCK OPTION AGREEMENT
(Non-Qualified Stock Option)

This Stock Option Agreement (this “Agreement”) is made as of                     , 200      , by and between TOMOTHERAPY INCORPORATED (the “Company”) and                    (the “Participant”).

Background

The Company has adopted the TomoTherapy Incorporated 2000 Stock Option Plan (the “Plan”) to encourage certain employees, directors, and advisors of the Company to acquire or increase their stock ownership in the Company, to provide an incentive to such individuals to promote the financial success of the Company, and to attract and retain the personnel necessary for the Company’s continued growth and profitability. Terms not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

The Company considers it desirable and in its best interest to grant the Participant an option to purchase shares of the Company’s common stock, $0.01 par value per share (“Common Stock”).

The option granted under this Agreement is intended by the parties to be, and shall be treated as, a “Nonqualified Stock Option,” as that term is defined in the Plan.

Agreement

In consideration of the mutual covenants set forth below, it is agreed as follows:

1. Grant of Option. The Company hereby grants the Participant the option (the “Option”) to purchase up to                                            (                    ) shares of the Common Stock of the Company (the “Option Shares”), subject to the terms and conditions of this Agreement.

2. Option Price. The purchase price for the Option Shares shall be                                         Dollars( $                      ) per share [,which is the fair market value of the Common Stock on the date of this Agreement] (the “Option Price”).

3. Term of the Option and Vesting.

(a) In all events, if the Option is not terminated earlier pursuant to the provisions of Sections 8 or 10(b), below, the Option shall expire and all of the Participant’s rights under the Option shall terminate as of 5 p.m. Central Time on the                     anniversary of the date of this Agreement (the “Option Termination Date”).

(b) Subject to the accelerated vesting provided in Section 3(c), below, and subject to the termination provisions of Sections 8 and 10(b), below, the Option shall vest, and the Participant shall have the right to exercise the Option with respect to such vested Option Shares according to the following schedule:

(i)                                         percent (                    %) of the Op tion Shares shall vest as of the date of this Agreement [or any later date], which is hereafter referred to as the “Vesting Commencement Date”; and,

(ii) An additional                                          percent (                    %) of the Option Shares shall vest thereafter on each of the following                                          (                     ) annual anniversaries of the Vesting Commencement Date, provided that the Participant continues to be a director, advisor, or employee of the Company as of each such anniversary.

(c) Notwithstanding the foregoing vesting schedule in Section 3(b), above, all of the Option Shares shall vest and the Participant shall have the right to exercise the Option to purchase all of the Option Shares, including those Option Shares that would otherwise be unvested, upon the occurrence of any of the following: (1) a “Change in Control,” as that term is defined below; (2) the death of the Participant; or (3) the Participant’s “Disability,” as that term is defined below.

(d) For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any of the following after the date of this Agreement:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, other than in a private financing transaction approved by the Board of Directors;

(ii) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the outstanding capital stock, other than to an affiliate of the Company as determined by the Board of Directors of the Company;

(iii) a merger or consolidation in which the Company is a party and in which the shareholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction; or

(iv) the sale or disposition by the Company of all or substantially all the Company’s assets.

(e) For purposes of this Agreement, the term “Disability” shall mean that the Participant is deemed by the Company to be either (a) disabled within the meaning of the

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Company’s long-term disability plan, or (b) if the Company does not have such a plan, “permanently and totally disabled” as that term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), as such Section may be amended or otherwise modified from time to time and which currently provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

4. Method of Exercise. Subject to the termination provisions of Sections 8 and 10(b), below, that portion of the Option that is vested may be exercised at any time from the date of this Agreement until 5 p.m. Central Time on the Option Termination Date, as defined in Section 3(a), above, by delivery of the Exercise Notice attached hereto as Exhibit A to an officer of the Company, stating the number of Option Shares with respect to which the Option is being exercised. No partial exercise of the Option may be for less than one (1) share, and in no event shall the Company be required to transfer fractional shares to the Participant.

5. Payment for Option Shares. At the time of exercise, the Participant shall make full payment of the Option Price (i) in cash; (ii) if permitted by the Administrator, by tendering shares of Common Stock that have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, either directly or by attestation, valued at fair market value on the date of exercise; or (iii) any combination of (i) and (ii). Shares of Common Stock tendered shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Upon the Company’s receipt of (a) the payment of the entire Option Price for the Option Shares so purchased, (b) a fully executed copy of the shareholder agreement as provided in Section 6, below, and (c) satisfactory proof of the Participant’s payment of any income or employment tax withholding obligations as provided in Sections 7 and 11, below, certificates for such shares shall be delivered to the Participant. If the items listed in the preceding sentence, including full payment of the Option Price, are not received by the Company at the time of exercise, the Exercise Notice will be deemed null and void, the Company shall not be obligated to deliver a certificate for the Option Shares, and the Company shall have no further obligation with respect to the Exercise Notice or the Option Shares described therein.

6. Transfer Restrictions and Obligation to Execute Shareholder Agreement. Upon exercise, in full or in part, of the Option and the issuance of any of the Option Shares pursuant thereto, such Option Shares shall be subject to restrictions on transfer, and the Company will be granted the right to repurchase the issued Option Shares under certain circumstances, including termination of employment or service to the Company as a director or advisor, all as set forth in a shareholder agreement substantially in the form attached to this Agreement as Exhibit B, which form, as the same may be revised by the Company through the date the Participant first exercises the Option, is hereinafter referred to as the “Shareholder Agreement.” As a condition to the Participant’s right to exercise the Option, in full or in part, the Participant agrees to execute the Shareholder Agreement as of the date the Participant first exercises the Option, whether in full or in part, and be bound by the terms of such agreement.

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7. Tax Consequences. Some of the federal tax consequences relating to the exercise of this Option or the sale or other disposition of the Option Shares, as of the date of this Stock Option Agreement, are set forth below. This Summary is not complete, and the tax laws and regulations are subject to change. The Participant should consult a tax advisor before exercising this Option or disposing of any of the Option Shares. Upon any exercise of the Option, the Participant may incur regular federal income tax liability. The Participant will be treated as having received compensation income (taxable at ordinary income rates) equal to the excess, if any, of the fair market value of the Option Shares on the date of exercise over their aggregate Option Price. If the Participant is an employee or a former employee, the Company will be required to withhold from his or her compensation or collect from the employee and pay to the applicable taxing authorities at the time of exercise an amount in cash equal to a percentage of this compensation income, and the Company may refuse to deliver the Option Shares if such withholding amounts are not delivered at the time of exercise. If the Option Shares are held for at least one year following exercise, any gain realized on the sale or other disposition of the Option Shares will be treated as long-term capital gain for federal income tax purposes.

8. Termination of the Option.

(a) In all events, the Option shall expire and all of the Participant’s rights thereunder shall terminate not later than the Option Termination Date, as defined in Section 3(a), above. Except as expressly provided otherwise in subsections (b) — (d) of this Section 8, and subject to the accelerated vesting provisions of Section 3, above, if the service by the Participant as a director, advisor, or employee to the Company terminates, then all of the unvested portion of the Option shall terminate immediately and that portion of the Option that is vested but unexercised shall terminate as of 5 p.m. Central Time upon the earlier of (i) three (3) months after termination of service with the Company, or (ii) the Option Termination Date. To the extent the Participant fails to exercise the vested portion of the Option within the time specified in the preceding sentence, the Option terminates and all rights of the Participant with respect to the Option are forfeited.

(b) If termination of service is a termination for “Cause,” as defined below, then the Option, or that portion of it that remains unexercised as of the date of such termination, may not be exercised and all of the Participant’s rights in the Option shall be forfeited upon such termination. For purposes of this Agreement, the term “Cause” shall mean any of the following: (i) any act, failure to act, conduct, pattern of conduct, or condition injurious or potentially injurious to the business or reputation of the Company; (ii) any conviction for a misdemeanor or felony the circumstances of which the Administrator determines is substantially related to the circumstances of the Participant’s service to the Company; (iii) the willful and continued failure to perform substantially the Participant’s duties for the Company, which failure remains uncured fourteen (14) days after written notice from the Company of such failure; or (iv) theft or fraud by the Participant with respect to the business of the Company.

(c) If termination of service results from the Participant’s “Disability,” as defined in Section 3(e), above, the Option may be exercised at any time within one (1) year after such termination of service, but in no event beyond the Option Termination Date. In such event,

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the Option may be exercised by, and upon such exercise the Option Shares issued to, the Participant if legally competent or a legally designated guardian or representative of the Participant if the Participant is not legally competent.

(d) If termination of service results from the death of the Participant, the personal representative of the Participant’s estate, or a person who by bequest, inheritance, or otherwise by reason of the Participant’s death acquired the right to exercise the Option, may exercise the Option at any time within one (1) year after the death of the Participant, but in no event beyond the Option Termination Date.

9. Nontransferability of Options. The Option granted hereunder is not transferable by the Participant other than by will or the laws of descent or distribution, and, except as provided in Section 8(c), above, may be exercised during the lifetime of the Participant only by the Participant.

10. Adjustments Upon Changes in Capitalization, Merger, or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Option Shares subject to the Option, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted (or which have been returned to the Plan upon cancellation or expiration of an Option), and the Option Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No adjustment shall require the Company to issue or sell a fractional share and the total adjustment shall be limited accordingly. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Option Shares or the Option Price.

(b) Merger or Asset Sale. In the event of a merger of the Company with or into another business entity, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option or right substituted by the successor entity or its parent or subsidiary (in either case, the “Successor”). In the event that the Successor refuses or otherwise fails to assume or substitute for the Option, (i) the Participant shall immediately vest in and have the right to exercise the Option as to all of the Option Shares, including those Option Shares, if any, as to which the Participant would not otherwise be vested or have the right to exercise; and (ii) the Option shall be exercisable as to all Option Shares for a period of fifteen (15) days from the date the Administrator gives written notice to the Participant stating that a substituted option or right will not be issued by or on behalf of the Successor and that the Option is therefore immediately vested and exercisable as to all Option Shares for fifteen (15) days under this Section 10(b). The Administrator’s notice to the Participant under this Section 10(b) shall be given not less than fifteen (15) days prior to the closing of such merger or asset sale. If

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the Option is not exercised within the fifteen (15) day exercise period provided under this Section 10(b), the Option and all rights of the Participant thereunder will terminate. For the purposes of this Section 10(b), the Option shall be considered assumed if, following the merger or sale of assets, the equivalent option or substituted right confers the right to purchase or receive, for each Option Share subject to the Option on the effective date of the transaction, the same consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor entity or its parent or subsidiary, the Administrator may, with the consent of the Successor, provide for the consideration to be received upon the exercise of the Option, for each Option Share, to be solely common stock of the successor entity or its parent or subsidiary that is equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. No substitution shall require the Company, the successor entity, or its parent or subsidiary to issue or sell a fractional share and the total substitution shall be limited accordingly.

11. Taxes. The Participant agrees to satisfy all applicable federal, state and local income and employment tax withholding obligations with respect to any exercise of the Option.

12. Binding Effect. This Agreement shall be construed in accordance with the provisions of the Plan as implemented from time to time by the Administrator and shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Wisconsin.

14. Notices. The Exercise Notice, in the form attached hereto, shall only be considered given by the Participant and received by the Company when actually received by an officer of the Company along with (a) full payment for the Option Shares being purchased thereby, (b) a fully executed copy of the Shareholder Agreement required under Section 6, above, and (c) the Participant’s satisfaction of any income or employment tax withholding obligations, as required by Sections 5, 7, and 11, above. Any other notice or other communication required or permitted to be given under the terms of this Agreement shall be in writing and shall be considered to be given and received in all respects (i) when personally delivered to a party, (ii) on the next business day following the date on which it is sent via reputable overnight courier service; (iii) five (5) days after being sent by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) when transmitted by fax if confirmation of receipt is printed on the sending fax machine. Any notice to the Participant shall be addressed to that address last appearing on the Company’s records. Any notice to the Company shall be addressed to the Company’s Chief Executive Officer at the Company’s then principal place of business.

15. No Continuing Rights. This Agreement shall not confer upon the Participant any right with respect to continuation of employment by or service to the Company, alter the

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Participant’s at-will employment status, if applicable, or interfere in any way with the right of the Company to terminate the Participant’s employment or service to the Company at any time with or without notice, except as may otherwise be provided in any other written agreement between the Participant and the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

TOMOTHERAPY INCORPORATED

By:
Paul Reckwerdt, President

The undersigned Participant hereby accepts the foregoing Option and agrees to the terms and conditions of this Stock Option Agreement and of the Plan.

PARTICIPANT

Signature of Participant

print name

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TomoTherapy Incorporated 2000 Stock Option Plan
Exhibit A to Stock Option Agreement

EXERCISE NOTICE

1. Exercise of Option. Effective as of today,                                         , 20      , the undersigned (the “Participant”) hereby elects to exercise the Participant’s option (the “Option”) to purchase                     shares of the Common Stock (the “Shares”) of TOMOTHERAPY INCORPORATED (the “Company”) under and pursuant to the Company’s 2000 Stock Option Plan (the “Plan”) and the Participant’s Stock Option Agreement dated                                         , 200      (the “Option Agreement”).

2. Representations of the Participant. The Participant acknowledges that the Participant has received, read, and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. The Participant also acknowledges that as a condition of exercise, the Participant agrees to execute and be bound by a shareholder agreement that places restrictions on transfer of the Shares and grants the Company the right to repurchase the Shares upon the occurrence of certain events (the “Shareholder Agreement”).

3. Rights as Shareholder. Until (a) the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and delivered to the Participant, and (b) the Shareholder Agreement is executed and delivered by the Participant, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue and deliver (or cause to be issued and delivered) such stock certificate promptly after the Option is exercised and the Shareholder Agreement is executed and delivered to the Company.

Thereafter, the Participant shall enjoy rights as a shareholder until such time as the Participant disposes of the Shares or the Company and/or its assignee(s) exercises its right of first refusal or any repurchase right contained in the Shareholder Agreement. Upon such exercise, the Participant shall have no further rights as a holder of the Shares except the right to receive payment for the Shares so purchased in accordance with the provisions of the Shareholder Agreement, and the Participant shall cause the certificate(s) evidencing the Shares to be surrendered to the Company for transfer or cancellation.

4. Delivery of Payment. The Participant shall deliver payment of the aggregate Option Price for the Shares to the Company with this Exercise Notice.

5. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.

6. Taxes. The Participant agrees to satisfy all applicable federal, state, and local income and employment tax withholding obligations incurred as a result of this exercise and shall have either (a) delivered to the Company with this Exercise Notice the full amount of such

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obligations, or (b) made arrangements acceptable to the Company to otherwise satisfy such obligations. In the case of an Incentive Stock Option, the Participant also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the date of the Option Agreement or within one (1) year from the date such shares were purchased by the Participant. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such an early disposition, the Participant agrees to satisfy the amount of such withholding in a manner that the Administrator prescribes.

7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by the Participant or by the Company to the Administrator of the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all persons.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon the Participant and his or her heirs, executors, administrators, successors, and assigns.

9. Governing Law; Severability. This Exercise Notice shall be governed by and construed in accordance with the laws of the State of Wisconsin. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and enforceable.

10. Notices. Any notice required under Section 6, above, shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Company at its then principal place of business. The Participant acknowledges, however, that this Exercise Notice is not effective until actually received by an officer of the Company pursuant to Section 14 of the Option Agreement.

11. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

Submitted by:	Accepted by:
PARTICIPANT	TOMOTHERAPY INCORPORATED

By:
(Signature)
print name:	Its:

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